Exhibit 99.1

Synovus Announces Offer to Purchase up to $100 Million Aggregate Principal Amount of its 5.125% Subordinated Notes due 2017

COLUMBUS, Ga.—Synovus Financial Corp. (NYSE: SNV) announced today that it has commenced a cash tender offer to purchase up to $100 million aggregate principal amount (the “Maximum Tender Amount”) of its outstanding 5.125% Subordinated Notes due June 15, 2017 (the “2017 notes”). Approximately $403.3 million in aggregate principal amount of the 2017 notes is outstanding.

The tender offer will commence on December 23, 2015, and expire at 11:59 p.m. (New York City time) on January 22, 2016, unless the tender offer is earlier terminated or extended (as may be extended, the “Expiration Time”). The tender offer is being made exclusively pursuant to an offer to purchase dated December 23, 2015 (the “Offer to Purchase”) and related letter of transmittal (the “Letter of Transmittal”), which set forth the terms and conditions of the tender offer.

Holders of 2017 notes who validly tender (and do not validly withdraw) their 2017 notes at or before 5:00 p.m. (New York City time) on January 7, 2016 (as may be extended, the “Early Tender Time”) will be eligible to receive consideration equal to $1,042.50 per $1,000 principal amount of the 2017 notes tendered, which includes an early tender payment of $30.00 per $1,000 principal amount of the 2017 notes. Holders who tender their 2017 notes after the Early Tender Time but at or before the Expiration Time will be eligible to receive $1,012.50 per $1,000 principal amount of the 2017 notes tendered, namely the total consideration less the early tender payment. In addition to the applicable consideration, all holders of 2017 notes accepted for purchase will receive accrued and unpaid interest on such 2017 notes from the last interest payment date to, but not including, the date such 2017 notes are purchased in the tender offer.

Tendered 2017 notes may be validly withdrawn at or before 5:00 p.m. (New York City time) on January 7, 2016 (as may be extended, the “Withdrawal Deadline”), but not thereafter, except as may be required by law.

Subject to the terms and conditions described in the Offer to Purchase and the Maximum Tender Amount, Synovus expects to accept for purchase all notes tendered (and not validly withdrawn at or before the Withdrawal Deadline) at or before the Early Tender Time or the Expiration Time promptly following each of the Early Tender Time and the Expiration Time, respectively. The 2017 notes may be subject to proration if the aggregate principal amount of the 2017 notes validly tendered and not validly withdrawn would cause the Maximum Tender Amount to be exceeded. Furthermore, if the tender offer is fully subscribed as of the Early Tender Time, holders who validly tender their 2017 notes following the Early Tender Time will not have any of their 2017 notes accepted for purchase.

Synovus’s obligation to accept for purchase and to pay for 2017 notes validly tendered and not validly withdrawn in the tender offer is subject to the satisfaction or waiver of the general conditions set out in the Offer to Purchase. Synovus reserves the right, subject to applicable law, to: (i) waive any and all of the conditions to the tender offer; (ii) extend or terminate the tender offer; (iii) increase or decrease the Maximum Tender Amount; or (iv) otherwise amend the tender offer in any respect.

J.P. Morgan Securities LLC will serve as dealer manager (the “Dealer Manager”) for the tender offer.

The tender offer will be effected pursuant to the Offer to Purchase and the Letter of Transmittal. Holders of the 2017 notes are urged to read carefully the Offer to Purchase and the Letter of Transmittal before making any decision with respect to the tender offer. Questions regarding the tender offer may be directed to the Dealer Manager at 866-834-4666 (toll-free) or 212-834-2494 (collect). Copies of the Offer to Purchase and the Letter of Transmittal may be obtained upon request by contacting the tender agent and information agent (the “Tender Agent” and “Information Agent”) for the tender offer, D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, Attn: Krystal Scrudato; banks and brokers call collect 212-269-5550, all others call toll-free 877-361-7971, or via email at synovus@dfking.com.

This news release shall not be construed as an offer to purchase or a solicitation of an offer to purchase any of the 2017 notes or any other securities. The tender offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Synovus, the Dealer Manager, the Information Agent or the Tender Agent makes any recommendation as to whether holders of the 2017 notes should tender their 2017 notes pursuant to the tender offer.

About Synovus

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $28 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services to customers through 28 locally-branded divisions, 258 branches, and 336 ATMs in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, was recognized as one of America’s Most Reputable Banks by American Banker and the Reputation Institute in 2015.

Forward-Looking Statements

This news release may contain statements that constitute “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the commercial banking industry and economy in general. These forward-looking statements include, among others, our expectations on credit trends, deposits and our loan portfolio; expectations on growth; statements regarding our continued sustainable profitability in future periods; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this news release and our filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014 under the captions “Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.